UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 11, 2004

American Financial Realty Trust

(Exact Name of Registrant as Specified in Charter)

Maryland	1-31678	02-0604479
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1725 The Fairway Jenkintown, PA	19046
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 887-2280

Item 9. Regulation FD Disclosure.

On May 11, 2004, American Financial Realty Trust signed a definitive agreement to acquire a portfolio of 150 properties, totaling approximately 8.2 million square feet, from a major national bank for an aggregate purchase price of approximately $547 million. A press release announcing this agreement is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

The information contained in Item 9 under this Current Report on Form 8-K is furnished and shall not be deemed “filed” for the purposes of, or otherwise subject to, the liabilities under Section 18 of the Securities Exchange Act of 1934. The information contained in Item 9 under this Current Report on Form 8-K shall not be deemed to be incorporated by reference into the filings of the Registrant under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN FINANCIAL REALTY TRUST

By:	/s/ Edward J. Matey Jr.
Edward J. Matey Jr.
Senior Vice President and General Counsel

Dated: May 11, 2004

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1	Press release dated May 11, 2004 of American Financial Realty Trust, furnished in accordance with Item 9 of this Current Report on Form 8-K.